COVANTA HOLDING CORPORATION REPORTS
2016 FOURTH QUARTER AND FULL YEAR RESULTS AND
PROVIDES 2017 GUIDANCE

MORRISTOWN, NJ, FEBRUARY 15, 2017 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and twelve months ended December 31, 2016.

	FY 2015	FY 2016
	(Unaudited, $ in millions, except per share amounts)
Revenue	$1,645	$1,699
Net Income (Loss)	$68	$(1)
Adjusted EBITDA	$428	$410
Cash flow provided by operating activities	$249	$282
Free Cash Flow	$147	$172
Diluted EPS	$0.51	$(0.01)
Adjusted EPS	$0.07	$(0.15)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Highlights and Accomplishments

•	Strong end of year performance – in line with guidance ranges

•	Dublin on target for full operations by the start of Q4 2017

•	Completed China sale and repatriated funds to pay down debt

•	Meaningful progress on multiple organic growth initiatives

▪	Environmental Solutions business expansion and record profiled waste revenue

▪	Record metal recovery volumes

▪	Continuous Improvement efforts contributing as expected

“I am very pleased with our performance in the fourth quarter, which led to solid full year results," said Stephen J. Jones, Covanta's President and CEO.  "Record profiled waste and strong markets helped drive our performance on the waste revenue line, and the team continues to execute on our other organic growth initiatives, including metal recovery, which also hit a record in 2016, and Continuous Improvement. While we expect modest Adjusted EBITDA growth in 2017, the significant progress on the construction of our Dublin facility, which is scheduled for commercial operations by the start of the fourth quarter, coupled with the benefits from our ongoing organic growth initiatives, position us for stronger results and more meaningful Free Cash Flow growth in 2018 and beyond."

Full Year 2016
For the twelve months ended December 31, 2016, total revenue increased by $54 million to $1.699 billion from $1.645 billion in 2015. Overall, higher waste and service revenue more than offset a decline in energy revenue.

Organic growth drove revenue increases of $51 million as follows:

•	Waste and service revenue grew by $35 million, with increases including:

▪	EfW waste processing of $26 million (2.8%), with price and volume improvements of $24 million and $2 million, respectively;

▪	Environmental services revenue of $12 million as a result of increased activity at previously acquired businesses; and

▪	Higher municipal services revenue, primarily relating to the NYC MTS contract and transfer station volumes;

•	Energy revenue decreased by $5 million, resulting from lower production volume at EfW facilities (primarily related to turbine generator downtime at our Plymouth facility);

•	Recycled metals revenue decreased by $1 million, driven by lower market prices, partially offset by higher volume; and

•	Other revenue increased by $21 million due to higher construction revenue.

Contract transitions increased revenue by $16 million, with increased share of energy revenue following service fee to tip fee contract transitions partially offset by the expiration of certain long-term energy contracts.

Transactions resulted in a decrease of $13 million in revenue year-over-year, with $52 million in higher waste and service revenue across business lines more than offset by a $66 million reduction resulting from the shut-down of biomass facilities and the sale of assets in China.

Excluding impairment charges (1), operating expense increased by $77 million to $1.570 billion. The year-over-year increase was primarily due to:

•	a $17 million increase in same store plant maintenance, driven by the timing and scope of scheduled maintenance;

•
a $49 million increase in same store other plant operating expenses due to higher employee incentive compensation, same store cost escalation, and higher expenses relating to the commencement of operations at our centralized metals processing facility;

•	a $14 million increase in same store other operating expense resulting from increased construction activities;

•	a $9 million increase in same store general and administrative costs driven primarily by higher employee incentive compensation; and

•	a $7 million increase in operating expense resulting from contract transitions, namely the Fairfax EfW facility transition from a service fee to tip fee contract structure;

•	offset by a $22 million decrease in plant operating expense related to the transactions described above.

Adjusted EBITDA declined by $18 million on a year-over-year basis to $410 million, as year-over-year organic growth, primarily from improved waste pricing and profiled waste, was more
(1) 2016 and 2015 include impairment charges of $20 million and $43 million, respectively.

than offset by increased employee incentive compensation and a modest headwind from commodity prices. Contract transitions increased Adjusted EBITDA by $15 million, while transactions resulted in a net negative $4 million, with the impact of the China asset sale exceeding the benefits of the environmental services acquisitions and NYC MTS contract in the year.

Free Cash Flow increased by $25 million to $172 million, primarily as a result of a meaningful working capital benefit.

Adjusted EPS decreased by $0.22 to $(0.15). The decrease was driven primarily by increased tax expense.

Shareholder Returns
During the quarter, the Company declared a regular cash dividend of $0.25 per share. In 2016, the Company paid a total of $131 million in dividends at its annualized rate of $1.00 per share.

Fourth Quarter Results
For the three months ended December 31, 2016 compared to the same period last year:

•	Total revenue increased $25 million to $457 million;

•	Adjusted EBITDA increased $1 million to $128 million;

•	Cash flow provided by operating activities increased $41 million to $136 million;

•	Free Cash Flow increased $44 million to $108 million;

•	Diluted EPS decreased $0.50 to $0.08; and

•	Adjusted EPS increased $0.05 to $0.08.

2017 Guidance
The Company established guidance for 2017 for the following key metrics:

(In millions)

Metric	2016 Actual	2017 Guidance Range (1)
Adjusted EBITDA	$410	$400 - $440
Free Cash Flow	$172	$100 - $150

Conference Call Information
Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) will host a conference call at 8:30 AM (Eastern) on Thursday, February 16, 2017 to discuss its fourth quarter and full year results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-877-201-0168 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-647-788-4901. Please request the “Covanta Holding Corporation Earnings Conference Call”
when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made

(1) For additional information on the reconciliation of Free Cash Flow to Cash flow provided by operating activities, see Exhibit 5 of this press release. Guidance as of February 15, 2017.

available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle approximately 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: fluctuations in the prices of energy, waste disposal, scrap metal and commodities; adoption of new laws and regulations in the United States and abroad; the fee structures of our contracts; difficulties in the operation of our facilities, including fuel supply and energy transfer interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; our ability to avoid defaults under our long-term service contracts; performance of third parties under our contractual arrangements; concentration of suppliers and customers; increased competitiveness in the energy industry; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; our ability to utilize our net operating losses; failures of disclosure controls and procedures; general economic conditions in the United States and abroad, including the availability of credit and debt financing and market conditions at the time our contracts expire; and other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited) (In millions, except per share amounts)
Operating revenue
Waste and service revenue	$312	$299	$1,187	$1,104
Energy revenue	91	102	370	421
Recycled metals revenue	17	12	61	61
Other operating revenue	37	19	81	59
Total operating revenue	457	432	1,699	1,645
Operating expense
Plant operating expense	276	280	1,177	1,129
Other operating expense	41	18	86	73
General and administrative expense	29	22	100	93
Depreciation and amortization expense	52	50	207	198
Impairment charges (a)	1	19	20	43
Total operating expense	399	389	1,590	1,536
Operating income	58	43	109	109
Other income (expense)
Investment income	—	—	1	—
Interest expense	(35)	(32)	(139)	(134)
Gain on asset sales (a)	1	—	44	—
Loss on extinguishment of debt	—	—	—	(2)
Other expense, net	—	—	(1)	(1)
Total other expense	(34)	(32)	(95)	(137)
Income (loss) before income tax benefit (expense) and equity in net income from unconsolidated investments	24	11	14	(28)
Income tax (expense) benefit	(14)	65	(19)	84
Equity in net income from unconsolidated investments	1	2	4	13
Net Income (Loss)	11	78	(1)	69
Less: Net income attributable to noncontrolling interests in subsidiaries	—	1	—	1
Net Income (Loss) Attributable to Covanta Holding Corporation	$11	$77	$(1)	$68

Weighted Average Common Shares Outstanding:
Basic	129	131	129	132
Diluted	131	133	129	133

Earnings Per Share:
Basic	$0.10	$0.59	$(0.01)	$0.52
Diluted	$0.08	$0.58	$(0.01)	$0.51

Cash Dividend Declared Per Share	$0.25	$0.25	$1.00	$1.00

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2016	2015
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$84	$94
Restricted funds held in trust	56	77
Receivables (less allowances of $9 million and $7 million, respectively)	332	312
Prepaid expenses and other current assets	72	117
Assets held for sale	—	97
Total Current Assets	544	697
Property, plant and equipment, net	3,024	2,690
Restricted funds held in trust	54	83
Waste, service and energy contract intangibles, net	263	284
Other intangible assets, net	34	38
Goodwill	302	301
Other assets	63	141
Total Assets	$4,284	$4,234
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$9	$8
Current portion of project debt	22	16
Accounts payable	98	90
Accrued expenses and other current liabilities	289	234
Liabilities held for sale	—	23
Total Current Liabilities	418	371
Long-term debt	2,243	2,255
Project debt	361	182
Deferred income taxes	615	595
Waste, service and other contract intangibles, net	7	13
Other liabilities	168	178
Total Liabilities	3,812	3,594
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 130 and 131, respectively)	14	14
Additional paid-in capital	807	801
Accumulated other comprehensive loss	(62)	(34)
Accumulated deficit	(286)	(143)
Treasury stock, at par	(1)	—
Total Covanta Holding Corporation stockholders' equity	472	638
Noncontrolling interests in subsidiaries	—	2
Total Equity	472	640
Total Liabilities and Equity	$4,284	$4,234

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2016	2015
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net (loss) income	$(1)	$69
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	207	198
Impairment charges (a)	20	43
Gain on asset sales (a)	(44)	—
Loss on extinguishment of debt	—	2
Stock-based compensation expense	16	18
Deferred income taxes	18	(11)
IRS audit settlement	—	(93)
Other, net	1	17
Change in restricted funds held in trust	22	28
Change in working capital, net of effects of acquisitions	43	(22)
Net cash provided by operating activities	282	249
INVESTING ACTIVITIES:
Proceeds from asset sales	109	—
Purchase of property, plant and equipment	(359)	(376)
Acquisition of business, net of cash acquired	(9)	(72)
Property insurance proceeds	3	1
Other, net	2	(1)
Net cash used in investing activities	(254)	(448)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	294
Proceeds from borrowings on revolving credit facility	744	895
Proceeds from equipment financing capital leases	—	15
Proceeds from borrowings on project debt	—	59
Proceeds from Dublin financing	159	86
Payments on long-term debt	(4)	(196)
Payments of borrowings on revolving credit facility	(749)	(692)
Payments of equipment financing capital leases	(4)	(4)
Payments on project debt	(51)	(85)
Payments of deferred financing costs	(6)	(11)
Cash dividends paid to stockholders	(131)	(133)
Change in restricted funds held in trust	28	5
Common stock repurchased	(20)	(30)
Other, net	(6)	5
Net cash (used in) provided by financing activities	(40)	208
Effect of exchange rate changes on cash and cash equivalents	—	(4)
Net (decrease) increase in cash and cash equivalents	(12)	5
Cash and cash equivalents at beginning of period	96	91
Cash and cash equivalents at end of period	84	96
Less: Cash and cash equivalents of assets held for sale at end of period	—	2
Cash and cash equivalents of continuing operations at end of period	$84	$94

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited, in millions)
Net Income (Loss) Attributable to Covanta Holding Corporation	$11	$77	$(1)	$68
Depreciation and amortization expense	52	50	207	198
Interest expense, net	35	32	138	134
Income tax expense (benefit)	14	(65)	19	(84)
Impairment charges (a)	1	19	20	43
Gain on asset sales (b)	(1)	—	(44)	—
Loss on extinguishment of debt	—	—	—	2
Net income attributable to noncontrolling interests in subsidiaries	—	1	—	1
Other adjustments:
Capital type expenditures at service fee operated facilities (c)	10	6	39	31
Debt service billings in excess of revenue recognized	1	—	4	1
Severance and reorganization costs	—	1	3	4
Non-cash compensation expense (d)	3	3	16	18
Other non-cash items	1	—	6	6
Other (e)	1	3	3	6
Adjusted EBITDA	$128	$127	$410	$428
Cash paid for interest, net of capitalized interest	(44)	(48)	(135)	(131)
Cash paid for taxes, net	1	4	(6)	(2)
Capital type expenditures at service fee operated facilities (c)	(10)	(6)	(39)	(31)
Adjustment for working capital and other	61	18	52	(15)
Net cash provided by operating activities	$136	$95	$282	$249

(a) During the twelve months ended December 31, 2016, we recorded non-cash impairment charges totaling $20 million, of which $13 million related to the planned closure of our Pittsfield EfW facility in March 2017 which is now expected to continue operating and $3 million related to an investment in a joint venture to recover and recycle metals.
       During the three and twelve months ended December 31, 2015, we recorded non-cash impairments of our biomass facility assets of $19 million and $43 million respectively.

(b) During the twelve months ended December 31, 2016, we recorded a $41 million gain on the sale of our interests in China.
(c) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(d) The twelve months ended December 31, 2015 includes $4 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2017
	2016	2015	2016	2015
	(Unaudited, in millions)
Cash flow provided by operating activities	$136	$95	$282	$249	$210 - $270
Less: Maintenance capital expenditures (a)	(28)	(31)	(110)	(102)	(110) - (120)
Free Cash Flow	$108	$64	$172	$147	$100 - $150

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(44)	$(80)	$(253)	$(346)
Other investing activities, net	(4)	—	4	—
Total investments	$(48)	$(80)	$(249)	$(346)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(33)	$(33)	$(131)	$(133)
Common stock repurchased	—	(30)	(20)	(30)
Total return of capital to stockholders	$(33)	$(63)	$(151)	$(163)

Capital raising activities:
Net proceeds from issuance of corporate debt (c)	$—	$—	$—	$98
Net proceeds from issuance of project debt (d)	—	—	—	15
Proceeds from Dublin financing	20	—	159	85
Proceeds from equipment financing capital leases (e)	—	—	—	15
Change in restricted funds held in trust	12	64	29	—
Other financing activities, net	(6)	5	(6)	5
Deferred financing costs	(1)	(2)	(6)	(7)
Proceeds from sale of China assets	—	—	105	—
Net proceeds from capital raising activities	$25	$67	$281	$211

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$(2)	$—	$(4)	$(1)
Net cash used for principal payments on project debt (f)	(37)	(19)	(52)	(38)
Payments of equipment financing capital leases (e)	(1)	(1)	(4)	(4)
Total debt repayments	$(40)	$(20)	$(60)	$(43)
Borrowing activities - Revolving credit facility, net	$(40)	$57	$(5)	$203
Effect of exchange rate changes on cash and cash equivalents	$(1)	$—	$—	$(4)
Net change in cash and cash equivalents	$(29)	$25	$(12)	$5

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Maintenance capital expenditures	$(28)	$(31)	$(110)	$(102)
Capital expenditures associated with construction of Dublin EfW facility	(30)	(61)	(162)	(184)
Capital expenditures associated with organic growth initiatives	(8)	(7)	(46)	(34)
Capital expenditures associated with the New York City MTS contract	—	(2)	(3)	(30)
Capital expenditures associated with Essex County EfW emissions control system	(6)	(8)	(33)	(26)
Total capital expenditures associated with growth investments	(44)	(78)	(244)	(274)
Capital expenditures associated with property insurance events	(5)	—	(5)	—
Total purchases of property, plant and equipment	$(77)	$(109)	$(359)	$(376)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.
Capital expenditures associated with growth investments	$(44)	$(78)	$(244)	$(274)
Acquisition of business, net of cash acquired	—	(2)	(9)	(72)
Total growth investments	$(44)	$(80)	$(253)	$(346)

(c) Excludes borrowings under Revolving Credit Facility. Calculated as follows:
Proceeds from borrowings on long-term debt	$—	$—	$—	$294
Refinanced long-term debt	—	—	—	(195)
Less: Financing costs related to issuance of long-term debt	—	—	—	(1)
Net proceeds from issuance of corporate debt	$—	$—	$—	$98

(d) Calculated as follows:
Proceeds from borrowings on project debt	$—	$—	$—	$59
Refinanced project debt	—	—	—	(42)
Less: Financing costs related to the issuance of project debt	—	—	—	(2)
Net proceeds from issuance of project debt	$—	$—	$—	$15

(e) During the twelve months ended December 31, 2015, we financed $15 million for transportation equipment related to our contract with New York City.

(f) Calculated as follows:
Total principal payments on project debt	$(34)	$(22)	$(51)	$(43)
Change in related restricted funds held in trust	(3)	3	(1)	5
Net cash used for principal payments on project debt	$(37)	$(19)	$(52)	$(38)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Earnings Per Share to Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Diluted Earnings Per Share	$0.08	$0.58	$(0.01)	$0.51
Reconciling Items (a)	—	(0.55)	(0.14)	(0.44)
Adjusted EPS	$0.08	$0.03	$(0.15)	$0.07

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$1	$19	$20	$43
Gain on asset sales (a)	(1)	—	(44)	—
Severance and reorganization costs (b)	—	—	2	7
Loss on extinguishment of debt	—	—	—	2
Effect on income of derivative instruments not designated as hedging instruments	—	(3)	2	(6)
Effect of foreign exchange loss on indebtedness	—	1	(1)	3
Other	—	1	—	1
Total Reconciling Items, pre-tax	—	18	(21)	50
Pro forma income tax impact (c)	—	(2)	2	(20)
Impact of IRS audit settlement	—	(93)	—	(93)
Tax liability related to expected gain on sale of China assets	—	4	—	4
Grantor trust activity	—	(1)	1	—
Total Reconciling Items, net of tax	$—	$(74)	$(18)	$(59)
Diluted Earnings Per Share Impact	$—	$(0.55)	$(0.14)	$(0.44)
Weighted Average Diluted Shares Outstanding	131	133	129	133

(a) For additional information, see Exhibit 4 of this Press Release.
(b) The twelve months ended December 31, 2015, includes $6 million of costs incurred in connection with separation agreements related to the departure of two executive officers, of which $4 million related to non-cash compensation.

(c) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Twelve Months Ended December 31,
	2016	2015
Revenue:
Waste and service: (a)
EfW waste processing	$962	$929
Environmental services (b)	99	56
Municipal services (c)	186	159
Other revenue (d)	36	38
Intercompany (e)	(96)	(78)
Total waste and service	1,187	1,104
Energy:
EfW energy sales	321	308
EfW capacity	40	38
Other revenue (f)	9	75
Total energy revenue	370	421
Recycled metals:
Ferrous	38	38
Non-ferrous	23	23
Total recycled metals	61	61
Other revenue	81	59
Total revenue	$1,699	$1,645

Operating expense:
Plant operating expense:
Plant maintenance	$279	$270
Other plant operating expense	898	859
Total plant operating expense	1,177	1,129
Other operating expense	86	73
General and administrative	100	93
Depreciation and amortization	207	198
Impairment charges	20	43
Total operating expense	$1,590	$1,536

Operating Income	$109	$109

Operating Income excluding Impairment charges:	$129	$152

(a) For Waste and service revenue detail by quarter for 2016 and 2015, see Exhibit 10 of this Press Release.
(b) Includes the operation of material processing facilities and related services.
(c) Consists of transfer stations and transportation component of NYC MTS contract.
(d) Includes waste brokerage, debt service and other revenue unrelated to EfW waste processing.
(e) Consists of elimination of intercompany transactions primarily relating to transfer stations.
(f) Includes biomass and China operations.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation											Exhibit 8
Revenue and Operating Income Changes - FY 2015 to FY 2016
(Unaudited, $ in millions)

		Organic Growth (a)						Contract Transitions (b)
	FY 2015	Price	%	Volume	%	Total	%	Waste	PPA	Trans- actions (c)	Total Changes	FY 2016
Waste and service:
EfW waste processing	$929	$24	2.5%	$2	0.2%	$26	2.8%	$(2)	$—	$10	$33	$962
Environmental services	56					12		—	—	30	43	99
Municipal services	159					6		—	—	20	27	186
Other revenue	38					4		(3)	—	(2)	(2)	36
Intercompany	(78)					(12)		—	—	(6)	(18)	(96)
Total waste and service	1,104					35	3.2%	(5)	—	52	83	1,187
Energy:
EfW energy sales	308	—	—%	(5)	-1.6%	(5)	-1.6%	24	(4)	(1)	13	321
EfW capacity	38					1	3.7%	2	(1)	—	2	40
Other revenue	75					(1)		—	—	(65)	(66)	9
Total energy revenue	421					(5)	-1.2%	26	(6)	(66)	(51)	370
Recycled metals:
Ferrous	38	(1)	-2.8%	1	1.5%	—	-1.2%	1	—	—	—	38
Non-ferrous	23	(3)	-12.4%	3	11.0%	—	-1.5%	—	—	—	—	23
Total recycled metals	61	(4)	-6.4%	3	5.1%	(1)	-1.3%	1	—	—	—	61
Other revenue	59					21	36.0%	—	—	1	22	81
Total revenue	$1,645					$51	3.1%	$22	$(6)	$(13)	$54	$1,699
Operating expense:
Plant operating expense:
Plant maintenance	$270					$17	6.2%	$—	$—	$(8)	$9	$279
Other plant operating expense	859					49	5.7%	4	—	(14)	39	898
Total plant operating expense	1,129					66	5.8%	4	—	(22)	48	1,177
Other operating expense	73					14		—	—	(1)	13	86
General and administrative	93					9		—	—	(2)	7	100
Depreciation and amortization	198					3		3	—	2	9	207
Total operating expense	$1,493					$92		$7	$—	$(22)	$77	$1,570
Operating Income (Loss)	$152					$(41)		$15	$(6)	$9	$(23)	$129

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Excludes impairment charges. Certain amounts may not total due to rounding.

North America									Exhibit 9
Operating Metrics (Unaudited) - Summary of 2015 and 2016 by Quarter

	Three Months Ended				Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	June 30,	Set.p 30,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
EfW Waste
Tons: (in millions)
Contracted	3.9	4.4	4.4	4.5	17.2	4.1	4.4	4.6	4.3	17.4
Uncontracted	0.7	0.5	0.5	0.5	2.2	0.6	0.5	0.5	0.6	2.2
Total tons	4.6	4.9	4.9	5.0	19.4	4.6	4.9	5.1	4.9	19.5
Revenue per ton:
Contracted	$46.65	$44.72	$44.57	$46.56	$45.60	$46.75	$45.87	$44.21	$49.24	$46.48
Uncontracted	$56.20	$70.10	$69.21	$69.29	$65.26	$64.61	$74.94	$76.76	$71.41	$71.63
Average revenue per ton	$48.11	$47.29	$47.01	$48.91	$47.83	$48.97	$48.71	$47.45	$51.94	$49.26

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.7	0.8	0.8	0.8	3.0	0.7	0.9	0.8	0.7	3.1
Hedged	0.4	0.3	0.3	0.3	1.4	0.4	0.4	0.5	0.6	1.9
Market	0.3	0.4	0.4	0.4	1.4	0.2	0.2	0.2	0.3	1.0
Total energy sales	1.4	1.4	1.5	1.5	5.8	1.4	1.5	1.5	1.6	6.1

Market sales by geography:
PJM East	—	0.1	0.1	0.2	0.5	0.1	0.1	0.1	0.1	0.3
NEPOOL	0.1	0.1	0.1	0.1	0.3	—	0.1	0.1	0.1	0.2
NYISO	—	—	—	—	0.1	—	—	—	—	0.1
Other	0.1	0.1	0.1	0.1	0.4	0.1	0.1	0.1	0.1	0.4

Revenue per MWh (excludes capacity):
Contracted	$67.21	$63.69	$63.69	$67.70	$65.56	$67.65	$62.06	$65.82	$69.23	$65.98
Hedged	$53.20	$42.07	$44.05	$42.75	$45.64	$62.64	$37.19	$37.98	$36.64	$42.77
Market	$47.12	$31.43	$30.86	$27.07	$33.18	$27.91	$26.02	$37.32	$34.44	$31.35
Average revenue per MWh	$59.54	$50.81	$50.78	$52.09	$53.17	$59.30	$49.25	$52.63	$50.33	$52.70

Metals
Tons Recovered: (in thousands)
Ferrous	74	87	93	99	353	95	102	101	103	401
Non-ferrous	7	8	9	8	32	8	9	10	9	36

Tons Sold: (in thousands)
Ferrous	76	85	90	79	330	86	77	72	110	345
Non-ferrous	7	8	9	8	32	8	9	10	9	36

Revenue per ton:
Ferrous	$139	$127	$113	$86	$116	$91	$138	$117	$105	$111
Non-ferrous	$799	$741	$716	$639	$721	$624	$650	$581	$675	$632

EfW plant operating expense ($ in millions):
Plant operating expense - gross	$246	$248	$211	$224	$929	$257	$255	$217	$225	$953
Less: Client pass-through costs	(12)	(11)	(14)	(16)	(53)	(10)	(9)	(9)	(13)	(41)
Less: REC sales - contra-expense	(1)	(1)	(3)	(3)	(8)	(3)	(1)	(2)	(3)	(9)
Plant operating expense - reported	$233	$236	$194	$205	$868	$244	$245	$205	$210	$904
Client pass-throughs as % of gross costs	4.9%	4.4%	6.5%	7.3%	5.7%	3.8%	3.6%	4.3%	5.6%	4.3%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 10
Waste and Service Revenue
(Unaudited, $ in millions)
	Three Months Ended
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	2016	2016	2016	2016	2015	2015	2015	2015

EfW waste processing	$227	$238	$241	$256	$223	$231	$230	$244
Environmental services	21	25	26	26	5	11	19	22
Municipal services (a)	43	49	48	46	25	42	46	47
Other revenue (b)	8	9	9	9	8	11	9	9
Intercompany (c)	(21)	(24)	(26)	(25)	(15)	(18)	(21)	(23)
Total waste and service revenue	$279	$297	$299	$312	$246	$276	$283	$299

(a) Consists of transfer stations and transportation component of NYC MTS contract.
(b) Includes landfill, waste brokerage, debt service and other EfW revenue not directly related to waste processing.
(c) Consists of elimination of intercompany transactions primarily relating to transfer stations.
Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of December 31, 2016 of our most significant subsidiary, Covanta Energy, LLC, ("Covanta Energy"), through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of December 31, 2016, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under the credit facilities as of December 31, 2016, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of December 31, 2016. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse effect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:

•
maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

•
minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and twelve months ended December 31, 2016 and 2015, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projected full year 2016 Adjusted EBITDA is not based on GAAP net income/loss and is anticipated to be adjusted to exclude the effects of events or circumstances in 2016 that are not representative or indicative of our results of operations. Projected GAAP net income/loss for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2016 projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and twelve months ended December 31, 2016 and 2015, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and twelve months ended December 31, 2016 and 2015, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2015 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.